Exhibit 99.2

E. I. DU PONT DE NEMOURS AND COMPANY
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On February 1, 2013, E. I. du Pont de Nemours and Company (“DuPont”) completed the previously disclosed sale of its Performance Coatings business for $4.9 billion in cash (about $4.0 billion after-tax) and the assumption of certain liabilities to Flash Bermuda Co, Ltd., a Bermuda exempt limited liability company formed by the affiliates of The Carlyle Group.

The unaudited pro forma consolidated financial information of DuPont presented below was derived from DuPont’s historical consolidated financial statements and is being presented to give effect to the disposition of Performance Coatings. The unaudited pro forma consolidated balance sheet assumes the disposition of Performance Coatings occurred on December 31, 2012, including the expected use of proceeds to repurchase and retire $1 billion of common stock under the December 2012 share repurchase program. Unaudited pro forma consolidated income statements for the three most recently completed fiscal years are not presented as Performance Coatings has been reflected as discontinued operations in the company’s historical information.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable. The unaudited pro forma consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what DuPont’s financial position would have been had the disposition occurred on the date indicated and is not necessarily indicative of DuPont’s future financial position.

The unaudited pro forma financial information should be read in conjunction with the historical financial statements and accompanying notes of DuPont included in its 2012 Annual Report filed on Form 10-K.

E. I. du Pont de Nemours and Company
Consolidated Balance Sheet
(In millions - unaudited)

	December 31, 2012
	As Reported	Disposition of Performance Coatings (a)	Pro Forma Adjustments (b)	Pro Forma
Assets
Current assets
Cash and cash equivalents	$4,284		$3,900	$8,184
Marketable securities	123			123
Accounts and notes receivable, net	5,452		(285)	5,167
Inventories	7,422			7,422
Prepaid expenses	204			204
Deferred income taxes	650		(35)	615
Assets held for sale	3,056	(3,056)		—
Total current assets	21,191	(3,056)	3,580	21,715
Property, plant and equipment	31,826			31,826
Less: Accumulated depreciation	19,085			19,085
Net property, plant and equipment	12,741			12,741
Goodwill	4,616			4,616
Other intangible assets	5,126			5,126
Investment in affiliates	1,163			1,163
Deferred income taxes	3,939			3,939
Other assets	960			960
Total	$49,736	$(3,056)	$3,580	$50,260
Liabilities and Equity
Current liabilities
Accounts payable	$4,853			$4,853
Short-term borrowings and capital lease obligations	1,275			1,275
Income taxes	340		600	940
Other accrued liabilities	5,997			5,997
Liabilities related to assets held for sale	1,084	(1,084)		—
Total current liabilities	13,549	(1,084)	600	13,065
Long-term borrowings and capital lease obligations	10,465			10,465
Other liabilities	14,687			14,687
Deferred income taxes	856			856
Total liabilities	39,557	(1,084)	600	39,073
Commitments and contingent liabilities
Stockholders' Equity
Preferred stock, without par value – cumulative; 23,000,000 shares authorized; issued at December 31, 2012 and 2011:
$4.50 Series – 1,673,000 shares (callable at $120)	167			167
$3.50 Series – 700,000 shares (callable at $102)	70			70
Common stock, $.30 par value; 1,800,000,000 shares authorized; issued at December 31, 2012 – 1,020,057,000; 2011 – 1,013,164,000	306			306
Additional paid-in capital	10,632		(1,000)	9,632
Reinvested earnings	14,286		2,008	16,294
Accumulated other comprehensive loss	(8,646)			(8,646)
Common stock held in treasury, at cost (Shares: December 31, 2012 and 2011 – 87,041,000)	(6,727)			(6,727)
Total DuPont stockholders' equity	10,088	—	1,008	11,096
Noncontrolling interests	91	—	—	91
Total equity	10,179	—	1,008	11,187
Total	$49,736	$(1,084)	$1,608	$50,260

Notes to the Unaudited Pro Forma Consolidated Balance Sheet:
(a) - Represents the assets and liabilities related to the Performance Coatings business that were classified as held for sale as reported by DuPont in the 2012 Annual Report filed on Form 10-K.
(b) - Represents pro forma adjustments which include the following:
- Receipt of cash proceeds from the sale of Performance Coatings, reflecting the estimated gain and tax impacts of the transaction.
- Repurchase and retirement of $1 billion of common stock in connection with the December 2012 share repurchase program.

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